Exhibit 10.1

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this "Amendment") is made and entered into as of October 1, 2014 by and between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company"), and DONNA FELCH ("Ms. Felch").

RECITALS

A.The Company and Ms. Felch have previously entered into a Consulting Agreement dated as of January 1, 2013 (the "Original Agreement").

B.The Company and Ms. Felch desire to amend the Original Agreement in accordance with the terms and conditions hereof.

AGREEMENTS

In consideration of the premises and the mutual covenants set forth in the Original Agreement and in this Amendment, the Company and Ms. Felch agree to amend the provisions of the Original Agreement as follows:

1.Consulting Fee. Section 3(a) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

(a)Consulting Fee.  In consideration of the Services to be performed by Ms. Felch during the Consulting Term, the Company shall pay to Ms. Felch a consulting fee of $2,083 per month on the last business day of each month during the Consulting Term, beginning October 31, 2014.

2.Full Force and Effect; Conflict; Amendments.  Except as expressly modified or varied by this Amendment, all of the terms, covenants and conditions of the Original Agreement shall remain in full force and effect.  If there is a conflict between the provisions of the Original Agreement and the provisions of this Amendment, then the provisions of this Amendment shall control.  This Amendment may only be amended in writing executed by each of the Company and Ms. Felch and the terms hereof shall be binding upon, and inure to the benefit of, the respective successors and assigns of the Company and Ms. Felch.

3.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be considered an original and together shall constitute one in the same instrument.  Signatures delivered by facsimile or by e-mail in portable document format ("pdf") shall be binding for all purposes hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

THE FEMALE HEALTH COMPANY

BY /s/   Karen King

Name:  Karen King

Title:    President & Chief Executive Officer

/s/   Donna Felch

Donna Felch